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                                                                    EXHIBIT 10.5

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Option Agreement") is made and entered into as of August 5, 2003, BY and between Cendant Membership Services Holdings, Inc., a Delaware corporation ("Cendant") and Homestore, Inc., a Delaware corporation ("Homestore").

                                    RECITALS

WHEREAS, Cendant owns certain shares of common stock, par value $0.001 per share, of Homestore, Inc. (the "Common Stock") and Cendant desires to grant to Homestore, and Homestore desires to accept from Cendant, an option to acquire up to 7,264,812 shares of the Common Stock held by Cendant pursuant to the terms of this Option Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. OPTION. Subject to the terms and conditions set forth herein, Cendant hereby grants to Homestore an option (the "Option") to purchase up to 7,264,812 shares of the Common Stock held by Cendant (the "Option Shares"). The parties hereby acknowledge that the exercise price per share of the Option Shares shall be the highest closing price per share of the Common Stock, as reported on the Nasdaq SmallCap Market System, on any of the five (5) most recent trading days that the Common Stock traded ending on the date Homestore exercises the Option (the "Option Price"). The number and character of such Option Shares are subject to adjustment as provided pursuant to Section 6.

         2. OPTION EXERCISE PERIOD. This Option shall only be exercisable, if at all, on and from August 15, 2003 through October 4, 2003.

         3. PARTIAL EXERCISE. This Option may be exercised in whole or in part as to the Option Shares. Any Option Shares remaining outstanding following a partial exercise shall continue to be subject to the provisions hereof in all respects.

         4. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice ("Notice") to Cendant in accordance with Section 10(e) and in accordance with covenants, agreements and conditions set forth in the following sentences. Such Notice (i) shall state the election to exercise this Option, (ii) shall state the number of shares that Homestore desires to exercise, (iii) shall state that Homestore (it being agreed that, in the event of an assignment of this Option Agreement, the term "Homestore" refers solely to such assignee and not to Homestore) is not in possession of, and has not been in possession of any material, nonpublic information concerning Homestore (it being agreed that, in the event of an assignment of this Option Agreement, the term "Homestore" refers only to Homestore and not to the assignee) for a period of at least five trading days prior to and including the date of the Notice, and (iv) shall be signed by Homestore. The Option Price with respect to the Option Shares exercised shall be paid in cash or immediately available funds (to a bank wire account identified by Cendant) within one (1) business day following delivery of the Notice. Upon payment of the Option Price with respect to the Option Shares exercised, Cendant shall deliver, or cause to be

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delivered, to Homestore a certificate or certificates, and such additional instruments as specified in Section 8(a)(ii) below, representing such shares as soon as practicable (but in no event more than five (5) days from the date of exercise).

         5. TRANSFERABILITY. This Option is transferable or assignable by Homestore in whole or in part without the prior written consent of Cendant, provided that such Option shall not be transferable to more than five (5) transferees and provided further that Cendant shall be the beneficiary of and entitled to any consideration received by Homestore in connection with such option transfer. In the event the Option is transferred in whole by Homestore, Cendant agrees to cooperate in the issuance of a replacement option or options identical to the terms set forth herein (except as provided in Section 8(b) below) as requested by Homestore and such transferee upon the delivery of this Option, with applicable transfer instructions, to Cendant for such replacement.

         6. ADJUSTMENTS. The Option Shares shall be subject to adjustment from time to time in accordance with this Section 6.

         If Homestore (i) pays a dividend in shares of capital stock of Homestore on Cendant's outstanding Common Stock; (ii) distributes shares of capital stock of Homestore to holders of Common Stock; (iii) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock; or (iv) combines the outstanding shares of Common Stock into a smaller number of the shares of Common Stock, then the Option Shares shall be adjusted so that the Homestore shall be entitled to receive, upon payment of the Option Price, the number of shares that Homestore would have owned immediately following such action had the Option been exercised immediately prior to the action. Any adjustment made pursuant to this paragraph shall be effective on the record date in the case of a dividend or distribution, and shall become effective on the effective date of a subdivision or combination.

         7. RIGHTS AS STOCKHOLDER. Homestore shall have no rights as a stockholder of Homestore with respect to any shares underlying the Option until the day of the exercise of the Option and payment of the Option Price in accordance with the terms and provisions hereof. Cendant shall retain all rights (voting and otherwise) with respect to the Option Shares prior to any transfers to Homestore hereunder and Homestore shall have no rights to direct Cendant to vote such shares in any manner.

         8.       COVENANTS. (a)      Cendant hereby covenants and agrees to the
                  following:

                  (i). Other than pursuant to this Option Agreement, Cendant will not assign this Option Agreement or sell, transfer or otherwise dispose of the Option Shares, or grant an option to purchase the Option Shares, or any portion thereof provided that nothing herein shall prohibit Stockholder from selling, transferring or otherwise disposing of the Option Shares to any affiliate of Cendant so long as any disposition of Option Shares to any affiliate of Cendant shall not extinguish the Option with respect to the Option Shares in the hands of such affiliate.

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                  (ii).    Upon the receipt of the Option Price with respect to
the Option Shares then exercised, Cendant will execute and deliver to Homestore such instruments of transfer and assignment in such form and substance reasonably satisfactory to Homestore evidencing the transfer of the Option Shares to Homestore.

                  (b). Homestore hereby covenants and agrees that Homestore will not resell any Option Shares for at least six (6) months from the date of purchase of the Option Shares from Cendant or any of its affiliates. The preceding sentence shall not apply to any transferee of this Option, provided, however, that any transferee of Homestore's rights hereunder represents and warrants that upon transfer of the Option and exercise of such Option, such transferee is purchasing such Option and Option Shares for investment purposes only and not for distribution.

         9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to Cendant of the loss, theft, destruction or mutilation of this Option and (in the case of loss, theft or destruction) upon delivery of an unsecured indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, Cendant will issue, in lieu hereof, a new Option of like tenor.

         10.      MISCELLANEOUS.

                  (a) Binding on Successors and Representatives. The parties understand that this Option Agreement shall be binding not only upon themselves, but also upon their representatives, successors and assigns; and the parties agree, for themselves and their representatives, successors and assigns, to execute any instrument that may be necessary or desirable legally to effect such understanding.

                  (b) Entire Agreement. This Option Agreement evidences the entire agreement of the parties with respect to the Option and supersedes any previous agreement whether written or oral, with respect thereto.

                  (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally. Any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

                  (d) Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

                  (e) Notices. Any and all notices, requests, demands, or other communications hereunder, including the notice contemplated under Section 2 and notice of exercise, shall be in writing and be deemed to have been duly given (i) when delivered by hand, (ii) one (1) business day after being given to an express overnight courier, or (iii) when sent by confirmed facsimile, with a copy sent by another means set forth in this Section 10(e), and addressed to the respective parties as follows, provided that either party may change its address or designee for notification purposes by giving the other party prior written notice thereof:

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                           (i)      if to Cendant, to the following:

                                    9 West 57th Street
                                    New York, NY 10019
                                    Attention: Eric J. Bock
                                    Phone: (212) 413-1800
                                    Fax: (212) 413-1922

                           (ii)     if to Homestore, to the following:

                                    30700 Russell Ranch Rd.
                                    West Lake Valley, CA 91362-639
                                    Attention: Chief Executive Officer

or to such other address as the respective parties may designate by notice.

                  (f) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof.

                  (g) Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and this Option Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

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         IN WITNESS WHEREOF, the undersigned has duly executed this Option
Agreement as of the date first set forth above.

                                CENDANT MEMBERSHIP SERVICES
                                HOLDINGS, INC.

                                By: /s/ Vincent Ventura
                                    _____________________________________

                                       Name: Vincent Ventura
                                             ____________________________

                                        Title: EVP - Corp. Tax
                                               __________________________

ACKNOWLEDGED:

HOMESTORE, INC.

By: /s/ Michael R. Douglas
    _________________________________

      Name: Michael R. Douglas
            _________________________

       Title: EVP & General Counsel
              _______________________

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